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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference of our report, dated April 12, 2002 on UnitedGlobalCom, Inc. (f/k/a New UnitedGlobalCom, Inc.) included in this Annual Report on Form 10-K, into the following previously filed Registration Statements of UnitedGlobalCom, Inc.:

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  Registration Statement No. 333-84234 on Form S-8, effective March 13, 2002

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  Registration Statement No. 333-84236 on Form S-8, effective March 13, 2002

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  Registration Statement No. 333-84238 on Form S-8, effective March 13, 2002

ARTHUR ANDERSEN LLP

Denver, Colorado
April 12, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS